Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-151839) and in the Registration Statements on Form S-8 (Nos. 33-46865, 33-64380, 333-7328, 333-8270, 333-10156, 333-13988, 333-147914, 333-156093) of Rio Tinto plc and Rio Tinto Limited of our report dated 2 April 2009 relating to the financial statements and the effectiveness of internal control over financial reporting of the Rio Tinto Group, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP	/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP	PricewaterhouseCoopers
London, United Kingdom	Brisbane, Australia
2 April 2009	2 April 2009